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                                                                    EXHIBIT 16.1

October 26, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Snap Appliances, Inc., successor to Meridian Data, Inc., contained in the paragraph titled, "Change in Independent Accountants" included in the accompanying Registration Statement on Form S-1. We agree with the statements concerning our Firm contained in the paragraph titled, "Change in Independent Accountants" included in the accompanying Registration Statement on Form S-1.

Very truly yours,


PricewaterhouseCoopers LLP